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                               STOCK PURCHASE AGREEMENT


                                       between:


                             INVISION TECHNOLOGIES, INC.,
                               a Delaware corporation;


                                         and


                                  FREDRICK L. RODER

                           -------------------------------

                               Dated December 31, 1996
                           -------------------------------




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

                                  TABLE OF CONTENTS


                                                                            PAGE

SECTION 1.    SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS.............  1
    1.1       Sale and Purchase of Shares...................................  1
    1.2       Purchase Price................................................  1
    1.3       Closing.......................................................  1

SECTION 2.    REGISTRATION OF SECURITIES....................................  2
    2.1       Shelf Registration............................................  2
    2.2       Piggy-Back Registration Rights................................  3

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDER.........  4
    3.1       Certificate of Incorporation and Bylaws; Records. ............  5
    3.2       Capitalization, Etc...........................................  5
    3.3       Financial Statements..........................................  6
    3.4       Absence of Changes............................................  7
    3.5       Contracts.....................................................  7
    3.6       Compliance With Legal Requirements............................  7
    3.7       Non-Contravention; Consents...................................  7
    3.8       Full Disclosure...............................................  8

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF PURCHASER...................  9
    4.1       Acquisition of Shares.........................................  9
    4.2       Authority; Binding Nature of Agreement........................  9

SECTION 5.    CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE.......  9
    5.1       Accuracy of Representations...................................  9
    5.2       Performance of Obligations....................................  9
    5.3       Approval of Purchaser's Board of Directors; Consents.......... 10
    5.4       No Adverse Change............................................. 10
    5.6       No Proceedings................................................ 10
    5.7       No Claim Regarding Stock Ownership or Sale Proceeds........... 10
    5.8       No Prohibition................................................ 10

SECTION 6.    CONDITIONS PRECEDENT TO SELLING STOCKHOLDER'S OBLIGATION TO
              CLOSE......................................................... 11
    6.1       Accuracy of Representations................................... 11
    6.2       Purchaser's Performance....................................... 11

SECTION 7.    TERMINATION................................................... 11
    7.1       Termination Events............................................ 11
    7.2       Termination Procedures........................................ 11
    7.3       Effect of Termination......................................... 12

SECTION 8.    INDEMNIFICATION, ETC.......................................... 12

                                      -i-
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                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

    8.1       Survival of Representations and Covenants..................... 12
    8.2       Indemnification by the Selling Stockholder.................... 12
    8.3       Right to Require Cure of Breach............................... 13
    8.4       No Contribution............................................... 13
    8.5       Interest...................................................... 14
    8.6       Nonexclusivity of Indemnification Remedies.................... 14

SECTION 9.    MISCELLANEOUS PROVISIONS...................................... 14
    9.1       Further Assurances............................................ 14
    9.2       Notices....................................................... 14
    9.3       Time of the Essence........................................... 15
    9.4       Headings...................................................... 15
    9.5       Counterparts.................................................. 15
    9.6       Governing Law; Venue.......................................... 16
    9.7       Waiver........................................................ 16
    9.8       Amendments.................................................... 16
    9.9       Severability.................................................. 17
    9.10      Parties in Interest........................................... 17
    9.11      Entire Agreement.............................................. 17
    9.12      Construction.................................................. 17


EXHIBITS

Exhibit A:    Certain Definitions
Exhibit B:    Lock-up Agreement
Exhibit C:    Form of General Release
Exhibit D:    Disclosure Schedule

                               STOCK PURCHASE AGREEMENT


           THIS STOCK PURCHASE AGREEMENT is entered into on December 31, 1996, by and between INVISION TECHNOLOGIES, INC., a Delaware corporation (the "Purchaser") and FREDRICK L. RODER (the "Selling Stockholder"). Certain capitalized terms used in this Agreement are defined on Exhibit A.

                                       RECITALS

           A. The Selling Stockholder owns 20 shares of the common stock of Imatron Federal Systems, Inc. ("IFS") (the "Shares"), which constitute all of the outstanding common voting stock of IFS.

    B. The Selling Stockholder wishes to sell the Shares to the Purchaser on the terms set forth in this Agreement, the terms of which were substantially agreed to on July 2, 1996.

    C. The Purchaser desires to retain the services of the Selling Stockholder, as an employee of the Purchaser.

                                      AGREEMENT

           The Purchaser and the Selling Stockholder, intending to be legally bound, agree as follows:


SECTION 1. SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS

    1.1 SALE AND PURCHASE OF SHARES. At the Closing, the Selling Stockholder shall sell, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Selling Stockholder, on the terms and subject to the conditions set forth in this Agreement.

    1.2    PURCHASE PRICE.

           (a) As full payment for the sale, assignment, transfer and delivery of the Shares by the Selling Stockholder in compliance with Section 1.3(b) of this Agreement, the Purchaser shall deliver to the Selling Shareholder, or to a mutually satisfactory Escrow Agent on behalf of the Selling Stockholder, stock certificates representing 16,000 shares of the common stock of the Purchaser (the "Purchaser Shares").

    1.3    CLOSING.

           (a) The closing of the sale of the Shares to the Purchaser (the "Closing") shall take place at the offices of the Cooley Godward LLP at 1:00 p.m. (Pacific time) on December 31, 1996.

           (b)    At the Closing:

                  (i) the Selling Stockholder shall deliver to the Purchaser the stock certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), and the Purchaser shall deliver the Purchaser Shares as contemplated by Section 1.2;

                  (ii) the Selling Stockholder shall execute and deliver to the Purchaser and IFS a General Release in the form of Exhibit D; and

                  (iii) the Selling Stockholder shall execute and deliver to the Purchaser and IFS a certificate (the "Closing Certificate") setting forth the Selling Stockholder's representations and warranties that
    (A) each of the representations and warranties made by IFS and the Selling Stockholder in this Agreement was accurate, to the best of the Selling Stockholder's knowledge but without any obligation to independently confirm the accuracy thereof, in all respects as of the date of this Agreement,
    (B) except as expressly set forth in the Disclosure Schedule attached hereto as Exhibit D, each of the representations and warranties made by IFS and the Selling Stockholder in this Agreement is accurate, to the best of the Selling Stockholder's knowledge but without any obligation to independently confirm the accuracy thereof, in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that IFS and the Selling Stockholder are required to have complied with or performed, pursuant to this Agreement at or prior to the Closing has been duly complied with and performed, to the best of the Selling Stockholder's knowledge but without any obligation to independently confirm the accuracy thereof, in all respects, and (D) except as expressly set forth in the Closing Certificate, each of the conditions set forth in Sections 5.4(b), 5.5, 5.7 and 5.8 has been satisfied, to the best of the Selling Stockholder's knowledge but without any obligation to independently confirm the accuracy thereof, in all respects.

                  (iv) the Selling Stockholder and the Purchaser shall execute and deliver to each other a Lock-Up Agreement dated December 31, 1996.


SECTION 2. REGISTRATION OF SECURITIES

    2.1    SHELF REGISTRATION

                  (a) SHELF REGISTRATION. The Purchaser shall, not later than one year after the Closing Date (the "Filing Date"), prepare and file with the SEC a Registration Statement pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the SEC) under the Act covering the Registrable Securities (the "Shelf Registration"). The Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of the Registrable Securities for resale by the Selling Stockholder from time to time.

                                          2.

                  (b) EFFECTIVENESS. The Purchaser shall use its best efforts to cause the Shelf Registration to become effective under the Act as soon as practicable following the Filing Date. Subject to the requirements of the Act including, without limitation, requirements relating to updating through post-effective amendments or otherwise, the Purchaser shall use its best efforts to keep the Shelf Registration continuously effective until the later of (i) the third anniversary of the Closing Date or (ii) such time as all of the Registrable Securities may be traded pursuant to Rule 144 under the Act by such Purchasers who are not at such time affiliates of the Purchaser within the meaning set forth in Rule 144 under the Act. The Purchaser shall use its best efforts to take such actions under the laws of various states as may be required to cause the resale of the Registrable Securities pursuant to the Shelf Registration to be lawful.

                  (c)    Following the effectiveness of a Registration
Statement filed pursuant to this section, the Purchaser may, at any time, suspend the effectiveness of such Registration Statement for up to 60 days, as appropriate (a "Suspension Period"), by giving notice to the Selling Stockholder, if the Purchaser shall have determined that the Purchaser may be required to disclose any material corporate development which disclosure may have a material adverse effect on the Purchaser. Notwithstanding the foregoing, no more than two Suspension Periods (i.e., 120 days) may occur in immediate succession. The period of any such suspension of the Registration Statement shall be added to the period of time the Purchaser agrees to keep the Registration Statement effective as provided in Section 2.2(b). The Purchaser shall use its best efforts to limit the duration and number of any Suspension Periods. The Selling Stockholder agrees that, upon receipt of any notice from the Purchaser of a Suspension Period, the Selling Stockholder shall forthwith discontinue disposition of shares covered by such Registration Statement or Prospectus until the Selling Stockholder (i) is advised in writing by the Purchaser that the use of the applicable Prospectus may be resumed, (ii) has received copies of a supplemental or amended Prospectus, if applicable, and
(iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus.

    2.2    PIGGY-BACK REGISTRATION RIGHTS.

                  (a) REGISTRATION. If at any time or from time to time the Purchaser shall determine to register any of its securities, either for its own account or the account of security holders (other than the Selling Stockholder), other than a registration relating solely to employee benefit plans or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, the Purchaser will:

                         (i)    promptly give to the Selling Stockholder
written notice thereof (which shall include a list of the jurisdictions in which the Purchaser intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                         (ii)   include in such registration (and any related
qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request, made within 20 calendar days after receipt of such written notice from the Purchaser, by the Selling Stockholder, except as set forth in Subsection 2.2(b) below.

                                          3.

                  (b)    (i)    UNDERWRITING.  If the registration of which the
Purchaser gives notice is for a registered public offering involving an underwriting, the Purchaser shall so advise the Selling Stockholder as a part of the written notice given pursuant to Section 2.2(a)(i). In such event the right of the Selling Stockholder to registration pursuant to this Section 2.2 shall be conditioned upon (i) the expected proceeds to the Purchaser from the underwritten offering, less expenses including underwriters' commissions, attorneys' fees and expenses and printers' costs, among others, of at least $10,000,000; (ii) such Selling Stockholder's participation in such underwriting and (iii) the inclusion of the Selling Stockholder's Registrable Securities in the underwriting to the extent provided herein. The Selling Stockholder, upon proposing to distribute its securities through such Underwriting shall, together with the Purchaser and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Purchaser. Notwithstanding any other provision of this Subsection 2.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this paragraph. The Purchaser shall so advise all holders of the Purchaser's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner: shares, other than Registrable Securities, other securities carrying registration rights, and securities beneficially owned by any stockholder of the Purchaser who beneficially owns more than 20% of the Shares outstanding at the time of filing the Registration Statement (each a "20% Owner"), requested to be included in such registration by stockholders shall be excluded, and, if a limitation on the number of shares is still required, the number of securities that may be included shall be allocated, first, among the holders of piggyback registration rights having PARI PASSU registration rights with those set forth herein (which holders shall be deemed to include any 20% Owner), if any, in proportion, as nearly as possible, to the respective amounts of such securities held by each such holder, at the time of filing the Registration Statement. In the event of any underwriter cutback, any pro rata reduction with respect to the Selling Stockholder shall be based upon the aggregate amount of shares carrying registration rights owned by the Selling Stockholder. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If the Selling Security Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Purchaser and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDER

           The Selling Stockholder represents and warrants, to the best of the Selling Stockholder's knowledge but without any obligation to independently confirm the accuracy thereof, that except as set forth on the Disclosure Schedule attached hereto as Exhibit D:

                                          4.

    3.1    CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS.

           (a) The Selling Stockholder shall caused IFS to deliver to the Purchaser accurate and complete copies of:

                  (i) IFS's certificate of incorporation and bylaws, including all amendments thereto;

                  (ii)   the stock records of IFS; and

                  (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of IFS, the board of directors of IFS and all committees of the board of directors of IFS.

There have been no meetings or other proceedings of the stockholders of IFS, the board of directors of IFS or any committee of the board of directors of IFS that are not fully reflected in such minutes or other records.

           (b) There has not been any violation of any of the provisions of IFS's certificate of incorporation or bylaws or of any resolution adopted by IFS's stockholders, IFS's board of directors or any committee of IFS's board of directors; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

           (c) The books of account, stock records, minute books and other records of IFS are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of IFS are in the actual possession or under direct control of IFS. IFS has in place, and IFS has at all times had in place, an adequate and appropriate system of internal controls which is at least as comprehensive and effective as the systems of internal controls customarily maintained by Comparable Entities.

    3.2    CAPITALIZATION, ETC.

           (a)    The authorized capital stock of IFS consists of:

                  (i) 500 shares of common stock having a par value of $0.01 per share, of which 20 shares (constituting all of the Shares) have been issued and are outstanding; and

                  (ii) 500 shares of preferred stock having a par value of $500.00 per share, 150 of which are issued and outstanding.

           (b) The Selling Stockholder has, and the Purchaser will acquire at the Closing, good and valid title to the Shares free and clear of any Encumbrances. The Selling Stockholder owns, beneficially and of record, 20 Shares of Common Stock.


                                          5.

           (c) All of the Shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements. The Selling Stockholder has delivered to the Purchaser accurate and complete copies of the stock certificates evidencing the Shares.

           (d)    There is no:

                  (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of IFS;

                  (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of IFS;

                  (iii) Contract under which IFS is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or

                  (iv) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of IFS.

           (e) Except as set forth in Part 3.2 of the Disclosure Schedule, IFS has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities. All securities so reacquired by IFS were reacquired in full compliance with the applicable provisions of the Delaware General Corporation Law and with all other applicable Legal Requirements.

    3.3    FINANCIAL STATEMENTS.

           (a) The Selling Stockholder shall have caused IFS to deliver to the Purchaser the following financial statements and notes (collectively, the "IFS Financial Statements"):

                  (i) the unaudited balance sheets of IFS as of December 31, 1993, 1994 and 1995 and the related unaudited statements of operations; and

                  (ii) the unaudited balance sheet of IFS as of September 30, 1996 (the "Unaudited Interim Balance Sheet"), and the related unaudited statements of operations.

           (b) To the best of the Selling Stockholder's knowledge, all of the IFS Financial Statements are accurate and complete in all respects, and the dollar amount of each line item included in the IFS Financial Statements is accurate in all respects. The financial statements and notes referred to in
Section 3.3(a)(i) present fairly the financial position of IFS as of December 31, 1993, 1994 and 1995 and the consolidated results of operations of IFS for the year then ended. The financial statements and notes referred to in Sections 3.3(a)(ii)


                                          6.

presents fairly the financial position of IFS as of the respective dates thereof and the results of operations for the periods covered thereby. The IFS Financial Statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered.

    3.4 ABSENCE OF CHANGES. To the best of the Selling Stockholder's knowledge, except as set forth in Part 3.4 of the Disclosure Schedule, since September 30, 1996, there has not been any adverse change in IFS's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof), and no event has occurred that might have an adverse effect on IFS's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof);

    3.5    CONTRACTS.

           (a) Part 3.5 of the Disclosure Schedule identifies and provides an accurate and complete description of each material IFS Contract. The only material contracts to which IFS is a party are contracts with Federal or State governments (the "Government Contracts"). IFS has delivered to the Purchaser accurate and complete copies of all Government Contracts identified in Part 3.5 of the Disclosure Schedule, including all amendments thereto.

           (b) Each Government Contract is valid and in full force and effect, and is enforceable by IFS in accordance with its terms.

    3.6    COMPLIANCE WITH LEGAL REQUIREMENTS.

           (a) To the best of the Selling Stockholder's knowledge, except as set forth in Part 3.6 of the Disclosure Schedule, IFS has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of IFS to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

           (b) The Selling Stockholder has caused IFS to deliver to the Purchaser an accurate and complete copy of each report, study, survey or other document to which IFS has access that addresses or otherwise relates to the compliance of IFS with, or the applicability to any of the Companies of, any Legal Requirement.

    3.7 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 3.7 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

           (a) contravene, conflict with or result in a violation of (i) any of the provisions of IFS's certificate of incorporation or bylaws, or
    (ii) any resolution adopted


                                          7.

    by IFS's stockholders, IFS's board of directors or any committee of IFS's board of directors;

           (b) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Government Contract;

           (c) give any Person the right to (i) declare a default or exercise any remedy under any Government Contract, (ii) accelerate the maturity or performance of any Government Contract, or (iii) cancel, terminate or modify any Government Contract;

           (d) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which IFS is a party or by which IFS is bound; or

           (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by IFS.

Except as set forth in Part 3.7 of the Disclosure Schedule, neither IFS nor the Selling Stockholder was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

    3.8    FULL DISCLOSURE.

           (a) None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

           (b) Except as set forth in Part 3.8 of the Disclosure Schedule, there is no fact within the Knowledge of the Selling Stockholder (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all Comparable Entities) that may have an adverse effect on IFS's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof).

           (c) All of the information set forth in the Disclosure Schedule, and all other information regarding IFS and its business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of its Representatives by IFS, is accurate and complete in all respects.

           (d) The Selling Stockholder has caused IFS to provide the Purchaser and the Purchaser's Representatives with full and complete access to all of IFS's records and other documents and data.

                                          8.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER

    The Purchaser represents and warrants, to and for the benefit of the Selling Stockholder, as follows:

    4.1 ACQUISITION OF SHARES. The Purchaser is not acquiring the Shares with the current intention of making a public distribution thereof.

    4.2    AUTHORITY; BINDING NATURE OF AGREEMENT.

           (a) The Purchaser will have the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement;

           (b) This Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.


SECTION 5. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

           The Purchaser's obligation to purchase the Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in accordance with Section 9.7):

    5.1    ACCURACY OF REPRESENTATIONS.

           (a) Each of the Specified Representations shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

           (b) All of the other representations and warranties made by the Selling Stockholder in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

    5.2    PERFORMANCE OF OBLIGATIONS.

           (a) The Selling Stockholder shall have executed and delivered each of the agreements required to be executed and delivered by IFS pursuant to
Section 1.3(b).

           (b) The Selling Stockholder shall have delivered to the Purchaser the certificates representing the Shares as required by Section 1.3(b)(i), and shall have executed and delivered each of the other documents required to be executed and delivered by such Selling Stockholder pursuant to Section 1.3(b).

                                          9.

           (c) All of the other covenants and obligations that the Selling Stockholder is required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

    5.3    APPROVAL OF PURCHASER'S BOARD OF DIRECTORS; CONSENTS.

           (a) The Purchaser's board of directors shall have ratified the execution of this Agreement by the Purchaser and shall have approved the consummation of the Transactions.

           (b) Each of the Consents identified in Part 3.7 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

    5.4 NO ADVERSE CHANGE. There shall have been no adverse change in IFS's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) since the date of this Agreement.

    5.5 ADDITIONAL DOCUMENTS. Purchaser shall have received such other documents as the Purchaser may request in good faith for the purpose of
(i) evidencing the accuracy of any representation or warranty made by IFS or the Selling Stockholder, (ii) evidencing the compliance by IFS or the Selling Stockholder with, or the performance by IFS or the Selling Stockholder of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 5, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

    5.6 NO PROCEEDINGS. Since the date of this Agreement, there shall not have been commenced or threatened against the Purchaser, or against any Person affiliated with the Purchaser, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or
(b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

    5.7 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. No Person shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of IFS, or
(b) may be entitled to all or any portion of the Purchase Price.

    5.8 NO PROHIBITION. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body.


                                         10.

SECTION 6. CONDITIONS PRECEDENT TO SELLING STOCKHOLDER'S OBLIGATION TO CLOSE

           The Selling Stockholder's obligation to sell the Shares and to take the other actions required to be taken by the Selling Stockholder at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Agent, in whole or in part, in accordance with Section 9.7):

    6.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by the Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

    6.2 PURCHASER'S PERFORMANCE. All of the covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.


SECTION 7. TERMINATION

    7.1    TERMINATION EVENTS.  This Agreement may be terminated prior to the
Closing:

           (a) by the Purchaser if (i) there is a material Breach of any covenant or obligation of IFS or the Selling Stockholder, or (ii) the Purchaser reasonably determines that the timely satisfaction of any condition set forth in Section 5 has become impossible or impractical (other than as a result of any failure on the part of the Purchaser comply with or perform its covenants and obligations under this Agreement);

           (b) by the Purchaser at or after the Scheduled Closing Time if any condition set forth in Section 5 has not been satisfied by the Scheduled Closing Time;

           (c) by the Purchaser if the Closing has not taken place on or before December 31, 1996 (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

           (d) by the Selling Stockholder if the Closing has not taken place on or before January 31, 1997, (other than as a result of the failure on the part of IFS or the Selling Stockholder to comply with or perform any covenant or obligation set forth in this Agreement); or

           (e)    by the consent of the Purchaser and the Selling Stockholder.

    7.2 TERMINATION PROCEDURES. If the Purchaser wishes to terminate this Agreement pursuant to Section 7.1(a), Section 7.1(c) or Section 7.1(e), the Purchaser shall deliver to the Selling Stockholder a written notice stating that the Purchaser is terminating this Agreement and


                                         11.

setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Selling Stockholder wishes to terminate this Agreement pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(f), the Selling Stockholder shall deliver to the Purchaser a written notice stating that the Selling Stockholder is terminating this Agreement and setting forth a brief description of the basis on which the Selling Stockholder is terminating this Agreement.

    7.3    EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
Section 7.1, all further obligations of the parties under this Agreement shall terminate.


SECTION 8. INDEMNIFICATION, ETC.

    8.1    SURVIVAL OF REPRESENTATIONS AND COVENANTS.

           (a) The representations, warranties, covenants and obligations of each party shall survive (without limitation):

                  (i) the Closing and the sale of the Shares to the Purchaser;

                  (ii) any sale or other disposition of any or all of the Shares by the Purchaser; and

                  (iii) any Acquisition Transaction effected by or otherwise involving the Purchaser.

All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive for an unlimited period of time.

           (b) The representations, warranties, covenants and obligations of the Selling Stockholder, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.

           (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Selling Stockholder in this Agreement.

    8.2    INDEMNIFICATION BY THE SELLING STOCKHOLDER.

           (a) The Selling Stockholder shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of


                                         12.

whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                  (i) any Breach, resulting from the Selling Stockholder's intentional misrepresentation, fraud or gross negligence, of any representation or warranty made by the Selling Stockholder in this Agreement or in the Closing Certificate;

                  (ii) any Breach, resulting from the Selling Stockholder's intentional misrepresentation, fraud or gross negligence, of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives on behalf of IFS or any of IFS's Representatives;

                  (iii) any Breach, resulting from the Selling Stockholder's intentional misrepresentation, fraud or gross negligence, of any covenant or obligation of the Selling Stockholder;

                  (iv) any matter identified or referred to in Part 3.6 of the Disclosure Schedule, Damages resulting from which are due to the Selling Stockholder's intentional misrepresentation, fraud and gross negligence; or

                  (v) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," or "(iv)," above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 8).

           (b) The Selling Stockholder acknowledges and agrees that, if there is any Breach, resulting from the Selling Stockholder's intentional misrepresentation, fraud or gross negligence, of any representation, warranty or other provision relating to IFS or IFS's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or any aspect or portion thereof), then the Purchaser itself shall be deemed, by virtue of its ownership of common stock of IFS, to have incurred Damages as a result of such Breach or Liability. Nothing contained in this Section 8.2(b) shall have the effect of (i) limiting the circumstances under which the Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement,
(ii) limiting the other types of Damages that the Purchaser may be deemed to have incurred (whether in connection with any such Breach or Liability or otherwise).

    8.3 RIGHT TO REQUIRE CURE OF BREACH. Without limiting the generality of anything contained in Section 8.2, if there is any Breach, resulting from the Selling Stockholder's intentional misrepresentation, fraud or gross negligence, of any representation or warranty made by IFS or the Selling Stockholder, then the Selling Stockholder shall be obligated to take such actions as the Purchaser may in good faith request for the purpose of causing such Breach to be corrected, cured and eliminated in all respects (at no cost to the Purchaser).

    8.4 NO CONTRIBUTION. The Selling Stockholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert or attempt to exercise or assert, any right


                                         13.

of contribution or right of indemnity or any other right or remedy against IFS in connection with any indemnification obligation or any other Liability to which the Selling Stockholder may become subject under any of the Transactional Agreements or otherwise in connection with any of the Transactions.

    8.5 INTEREST. Any party that is required to indemnify any other Person pursuant to this Section 8 with respect to any Damages shall also be required to pay such other Person interest on the amount of such Damages (for the period commencing as of the date on which such other Person first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by such party) at a floating rate two percentage points above the rate of interest publicly announced by Bank of America from time to time as its prime rate.

    8.6 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 8 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 8 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).


SECTION 9. MISCELLANEOUS PROVISIONS

    9.1 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

    9.2 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier) to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):


                                         14.

           if to IFS:

                  Imatron Federal Systems, Inc.
                  9680 Brittford Drive
                  Burke, VA  22015
                  Attention: Fredrick L. Roder
                  Telecopier:  (703) 451-2804


           if to the Selling Stockholder:

                  9680 Brittford Drive
                  Burke, VA  22015
                  Attention: Fredrick L. Roder
                  Telecopier:  (703) 451-2804


           if to the Purchaser:

                  InVision Technologies, Inc.
                  3420 E. Third Avenue
                  Foster City, CA  94404
                  Attention: Curtis P. DiSibio
                  Telecopier:  (415) 578-0930


                  WITH A COPY TO:

                  Robert L. Jones, Esq.
                  Cooley Godward LLP
                  Five Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, CA  94036


    9.3    TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

    9.4 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

    9.5 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

                                         15.

    9.6    GOVERNING LAW; VENUE.

           (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

           (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of San Mateo, California. Each party to this Agreement:

                  (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Mateo, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

                  (ii) agrees that each state and federal court located in the County of San Mateo, California shall be deemed to be a convenient forum; and

                  (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Mateo, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

    9.7    WAIVER.

           (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

           (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    9.8 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser.

                                         16.

    9.9 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

    9.10 PARTIES IN INTEREST. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

    9.11 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

    9.12   CONSTRUCTION.

           (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

           (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

           (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

           (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


                                         17.

    THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED AND DELIVERED AS OF DECEMBER 31, 1996.


"Purchaser":                    INVISION TECHNOLOGIES, INC.
                                  a Delaware corporation


                                By: _________________________________________
                                       Curtis P. DiSibio, Vice President,
                                       Finance and Administration and Chief
                                       Financial Officer



"Selling Stockholder":


                                ______________________________________________
                                       Fredrick L. Roder


                                         18.

                                      EXHIBIT A


                                 CERTAIN DEFINITIONS

           For purposes of the Agreement (including this Exhibit A):

           ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

           (a) the sale or other disposition of all or any portion of IFS's business or assets (other than in the Ordinary Course of Business);

           (b) the issuance, sale or other disposition of (i) any capital stock of IFS, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of IFS, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of IFS; or

           (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving IFS.

    IFS. "IFS" shall mean Imatron Federal Systems, Inc., a Delaware corporation.

    IFS CONTRACT.  "IFS Contract" shall mean any Contract:

           (a)    to which IFS is a party;

           (b) by which IFS or any of its assets is or may become bound or under which IFS has, or may become subject to, any obligation; or

           (c)    under which IFS has or may acquire any right or interest.

    IFS FINANCIAL STATEMENTS. "IFS Financial Statements" shall have the meaning specified in Section 3.3(a) of the Agreement.

    AGREEMENT. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

    BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been
(a) any material inaccuracy in or material breach of, or any material failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any material claim (by any Person) or other circumstance that is materially inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such material inaccuracy, breach, failure, claim or circumstance.

    CLOSING. "Closing" shall have the meaning specified in Section 1.3(a) of the Agreement.

    CLOSING CERTIFICATE. "Closing Certificate" shall have the meaning specified in Section 1.3(b)(iii) of the Agreement.

    CLOSING DATE.  "Closing Date" shall have the meaning specified in
Section 1.3(a) of the Agreement.

    COMPARABLE ENTITIES.  "Comparable Entities" shall mean Entities (other than
IFS) that are engaged in businesses similar to IFS's business.

    CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization.

    CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

    DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

    DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of IFS and the Selling Stockholder, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

    ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

    ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

    GOVERNMENT CONTRACT. "Government Contract" shall mean all contracts between IFS and any federal or state government entity.

    GOVERNMENTAL BODY.  "Governmental Body" shall mean any:

           (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

           (b) federal, state, local, municipal, foreign or other government;

           (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

           (d)    multi-national organization or body; or

           (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

    INDEMNITEES.  "Indemnitees" shall mean the following Persons:

           (a)    the Purchaser;

           (b)    the Purchaser's current and future affiliates (including
    IFS);

           (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

           (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above;

PROVIDED, HOWEVER, that (i) IFS shall not be entitled to exercise any rights as an Indemnitee prior to the Closing, and (ii) the Selling Stockholders shall not be deemed to be "Indemnitees."

    KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.

IFS shall be deemed to have "Knowledge" of a particular fact or other matter if the Selling Stockholder has Knowledge of such fact or other matter.

    LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

    LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

    ORDER.  "Order" shall mean any:

           (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

           (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

    PERSON.  "Person" shall mean any individual, Entity or Governmental Body.

    PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

    PROSPECTUS. "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

    PURCHASE PRICE.  "Purchase Price" shall have the meaning specified in
Section 1.2 of the Agreement.

    REGISTER, REGISTERED AND REGISTRATION. The terms "register," "registered" and "registration" refer to a registration effected by filing with the Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") in compliance with the Securities Act of 1933 (the "Act") and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

    REGISTRABLE SECURITIES. "Registrable Securities" shall mean all Shares and any Common Stock issued or issuable in respect of the Purchaser Shares pursuant to any stock split, stock dividend, recapitalization, or similar event; PROVIDED HOWEVER, that Registrable Securities shall cease to be Registrable Securities when they may be sold pursuant to Rule 144 under the Act.

    REGISTRATION STATEMENT. "Registration Statement" shall mean any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

    REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives. The Selling Stockholder and all other Related Parties shall be deemed to be "Representatives" of IFS.

    RULE 144. "Rule 144" shall mean Rule 144 under the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC (excluding Rule 144A).

    SCHEDULED CLOSING TIME. "Scheduled Closing Time" shall have the meaning specified in Section 1.3(a) of the Agreement.

    SELLING STOCKHOLDER. "Selling Stockholder" shall have the meaning specified in the introductory paragraph of the Agreement.

    SHARES. "Shares" shall have the meaning specified in Recital "A" to the Agreement.

    SPECIFIED REPRESENTATIONS. "Specified Representations" shall mean the representations and warranties set forth in Section 3.2 and 3.3 of the Agreement.

    TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

    TRANSACTIONAL AGREEMENTS.  "Transactional Agreements" shall mean:

           (a)    the Agreement;

           (b) the General Release referred to in Section 1.3(b)(ii) of the Agreement;

           (c)    the Closing Certificate;

    and    (d)    the Lock-Up Agreement referred in Section 1.3(b)(iv) of the
    Agreement.

    TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including:

                  (i) the sale of the Shares by the Selling Stockholder to the Purchaser in accordance with the Agreement; and

                  (ii) the performance by the Selling Stockholder and the Purchaser of their respective obligations under the Transactional Agreements and the exercise by IFS, the Selling Stockholder and the Purchaser of their respective rights under the Transactional Agreements.

    UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall have the meaning specified in Section 3.3(a)(ii) of the Agreement.

                                      EXHIBIT B

                                  LOCK-UP AGREEMENT

December 30, 1996

InVision Technologies, Inc.
3420 E. Third Avenue
Foster City, CA  94404

Ladies and Gentlemen:

In order to induce InVision Technologies, Inc., a Delaware corporation ("Parent"), to enter into the Stock Purchase Agreement (the "Agreement"), dated as of the date hereof between InVision Technologies, Inc. and Fredrick L. Roder (the "Selling Stockholder"), the Selling Stockholder has agreed to enter into this Lock-Up Agreement. Capitalized terms used but not otherwise defined in this Lock-Up Agreement have the meanings assigned to such terms in the Agreement.

The Selling Stockholder agrees that he will not at any time until December 31, 1997 either directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose or transfer (or announce any offer, sale, offer to sale, contract of sale or grant of any option to purchase or other disposition or transfer of) shares of InVision common stock to be acquired by the Selling Stockholder pursuant to the terms of the Agreement (the "Purchaser Shares") except as such restrictions shall have lapsed under the following schedule:

                                Shares as to Which Restrictions Have Lapsed
                                -------------------------------------------

    December 31, 1996                                13,333
    March 31, 1997                                      667
    June 30, 1997                                       667
    September 30, 1997                                  667
    December 31, 1997                                   666
                                                      ------
                                                     16,000

This agreement shall be binding on the Selling Stockholder and his successors, heirs, personal representatives and assigns.

Very truly yours,

___________________________________________
Fredrick L. Roder


The foregoing is accepted and agreed to as of the date first above written:

InVision Technologies, Inc.


By:_____________________________________
    Curtis P. DiSibio
    Vice President, Finance and Administration
    and Chief Financial Officer

                                      EXHIBIT C

                                   GENERAL RELEASE

    THIS GENERAL RELEASE ("General Release") is being executed and delivered as of December 31, 1996, on behalf of Fredrick L. Roder ("Releasor") to and in favor of, and for the benefit of, INVISION TECHNOLOGIES, INC., a Delaware corporation ("Purchaser"), and the other Releasees (as defined in Section 2).


                                       RECITALS

    A. Contemporaneously with the execution and delivery of this General Release, the Releasor is selling his shares of the common voting stock of Imatron Federal Systems, Inc. ("IFS") to Purchaser pursuant to a Stock Purchase Agreement dated as of December 31, 1996 (the "Agreement").

    B. Purchaser has required, as a condition to consummating the transactions contemplated by the Agreement, that the Releasor executes and delivers this General Release.


                                      AGREEMENT

    In order to induce Purchaser to consummate the transactions contemplated by the Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasor), the Releasor hereby covenants and agrees as follows:


    1.     RELEASE.      The Releasor, for himself and for each of the
Releasor's Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).


    2.     DEFINITIONS.

           (a) The term "Associated Parties," when used herein with respect to the Releasor, shall mean and include: (i) the Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) the Releasor's past, present and future assigns, agents and representatives; (iii) each entity that the Releasor has the power to bind (by the Releasor's acts or signature) or over which the Releasor directly or indirectly exercises control; and (iv) each entity of which the Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

           (b) The term "Releasees" shall mean and include: (i) Purchaser; and (ii) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the Purchaser other than the Releasor.

           (c) The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including:
(i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by the Releasor in his capacity as a stockholder, director, officer or employee of IFS or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

           (d) The term "Released Claims" shall mean and include each and every Claim that (i) the Releasor or any Associated Party of the Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release (excluding only the Releasor's rights, if any, under the Purchase Agreement).


    3. CIVIL CODE Section 1542. The Releasor (a) represents, warrants and acknowledges that he has been fully advised by his attorney of the contents of
Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights may have thereunder.
Section 1542 of the Civil Code of the State of California provides as follows:

           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The Releasor also hereby waives the benefits of, and any rights he may have under, any statute or common law principle of similar effect in any jurisdiction.


    4. REPRESENTATIONS AND WARRANTIES. The Releasor represents and warrants that:

           (a) the Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

           (b) to the best of the Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

           (c) no Associated Party of the Releasor has or had any Claim against any of the Releasees;

           (d) no Associated Party of the Releasor will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this General Release;

           (e) this General Release has been duly and validly executed and delivered by the Releasor;

           (f) this General Release is a valid and binding obligation of the Releasor and the Releasor's Associated Parties, and is enforceable against the Releasor and each of the Releasor's Associated Parties in accordance with its terms;

           (g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of the Releasor, threatened against the Releasor or any of the Releasor's Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by the Releasor under this General Release;

           (h) neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which the Releasor or any of the Releasor's Associated Parties is a party or by which the Releasor or any of the Releasor's Associated Parties is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which the Releasor or any of the Releasor's Associated Parties is subject; and

           (i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by the Releasor or any of the Releasor's Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.


    5. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, the Releasor shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys' fees) that is directly or indirectly suffered or incurred at any time by the Releasee, or to which the Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of the Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by the Releasor or any of the Releasor's Associated Parties.

    6.     MISCELLANEOUS.

           (a) This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between the Releasor and the Releasees relating to the subject matter hereof.

           (b) If any provision of this General Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this General Release. Each provision of this General Release is separable from every other provision of this General Release, and each part of each provision of this General Release is separable from every other part of such provision.

           (c) This General Release shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

           (d) Any legal action or other legal proceeding relating to this General Release or the enforcement of any provision of this General Release may be brought or otherwise commenced by any Releasee in any state or federal court located in the State of California.

The Releasor:

                  (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California in connection with any such legal proceeding;

                  (ii) agrees that each state and federal court located in the State of California shall be deemed to be a convenient forum; and

                  (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of California, any claim that the Releasor is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this General Release or the subject matter of this General Release may not be enforced in or by such court.

Nothing contained in this General Release shall be deemed to limit or otherwise affect the right of any Releasee (1) to commence any legal proceeding or to otherwise proceed against the

Releasor or any other person or entity in any other forum or jurisdiction, or
(2) to raise this Release as a defense in any legal proceeding in any other forum or jurisdiction.

           (e) The Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

           (f) If any legal action or other legal proceeding relating to this General Release or the enforcement of any provision hereof is brought by the Releasor or any Releasee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

           (g) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

           (h) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

           (i) As used in this General Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."


    IN WITNESS WHEREOF, the Releasor has caused this General Release to be executed as of the date first above written.

                                              RELEASOR:



                                              _____________________________
                                              Fredrick L. Roder

                                      EXHIBIT D


                                 DISCLOSURE SCHEDULE




NONE